Exhibit 99.1

For Immediate Release

LightPath Technologies Announces Preliminary Results for Fourth Quarter and Fiscal Year 2021

ORLANDO, FL – August 5, 2021 – LightPath Technologies, Inc. (NASDAQ: LPTH) (“LightPath,” the “Company,” or “we”), a leading vertically integrated global manufacturer and integrator of proprietary optical and infrared components and high-level assemblies, today announced preliminary financial results for the fourth quarter and fiscal year ended June 30, 2021.

Preliminary Results for the Fourth Quarter and Fiscal Year Ended June 30, 2021

Subject to completion of the audit of the Company’s financial results for the fourth quarter and fiscal year ended June 30, 2021, the Company expects to report:

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Total backlog between $21 million and $22 million at June 30, 2021, compared to $21.9 million at June 30, 2020.
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Total revenues between $8.0 million and $8.3 million for the fourth quarter of fiscal 2021, compared to $9.1 million for the fourth quarter of fiscal 2020. Total revenues for fiscal 2021 between $38.2 million and $38.5 million, compared to $35.0 million for fiscal 2020.
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Capital expenditures of approximately $440,000 for the fourth quarter of fiscal 2021, compared to $938,000 for the fourth quarter of fiscal 2020. Capital expenditures of approximately $3.2 million for fiscal 2021, compared to $2.4 million for fiscal 2020.
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Cash and cash equivalents of approximately $6.8 million as of June 30, 2021, as compared to $5.4 million at June 30, 2020.

Commenting on recent operating activities and preliminary fourth quarter and fiscal 2021 financial results, Sam Rubin, Chief Executive Officer (“CEO”) of LightPath, stated, “Based on our preliminary results, we expect the Company to have returned to double digit annual organic revenue growth, which we are pleased about. This level of growth was a priority established as part of the new strategic path that we began developing when I assumed the role of CEO in March 2020 and significantly improves upon the 4% annual growth in each of the preceding two years.”

“With a few exceptions, we have benefited from momentum achieved in the majority of our product lines and geographic regions. The most significant exception, as we previously disclosed, pertains to the leadership transition for our operations in China. The other challenge to our performance has been the softness in sales to the telecommunications sector, primarily with the deferment of orders from a major customer involved with the 5G network deployments in China. These headwinds are expected for a few more quarters before sales in the region may return to their previous levels. More recently, we have made inroads in leveraging our high quality PMO lenses for 5G network buildouts to other global customers, and expect to see a pickup in our telecommunications revenue generated by these other global customers in the quarters to come. The range provided for our backlog at the end of fiscal 2021 remained at a relatively consistent level compared to the end of fiscal 2020, despite the increase in shipments and the recent softness in the telecommunications sector, which occurred primarily in China.”

“Our continued growth in sales for the year has also resulted in the strengthening of our balance sheet, with our cash balance growing to $6.8 million at the end of the fiscal year. Further, throughout fiscal 2021, we continued to plan for our new strategic path through investments in capital equipment and technology development.”

“While our sales and cash have grown at a satisfactory rate, our margins and profitability in the last two quarters have been negatively impacted by a number of recent events. We were impacted by order delays by a large 5G customer, where the reduced level of sales for lenses that are more advanced, and generally among our highest margin products, is negatively impacting our consolidated revenue mix. At the same time, we incurred additional expenses associated with the leadership transition in China and continued investigation into the previously disclosed actions taken by former employees of our Chinese subsidiaries, including their efforts to misappropriate certain of our proprietary technology. Though we have resolved some of these issues, such as hiring new leadership for our China operations, which resulted in some short-term costs, we expect these issues to continue to impact our financial results through at least the first quarter of fiscal 2022 as we continue investigating these matters and pursue any further legal actions available to us. We will discuss these matters and the progress we have made on them in our upcoming earnings call.”

“We intend to issue our full final financial results for the fourth quarter and fiscal year ended June 30, 2021 in early September, when we will share additional performance insights for the year and other recently achieved milestones.”

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading global, vertically integrated provider of optics, photonics and infrared solutions for the industrial, commercial, defense, telecommunications, and medical industries. LightPath designs, manufactures, and distributes proprietary optical and infrared components including molded glass aspheric lenses and assemblies, infrared lenses and thermal imaging assemblies, fused fiber collimators, and proprietary Black DiamondTM (“BD6”) chalcogenide-based glass lenses. LightPath also offers custom optical assemblies, including full engineering design support. The Company is headquartered in Orlando, Florida, with manufacturing and sales offices in Latvia and China.

LightPath’s wholly-owned subsidiary, ISP Optics Corporation, manufactures a full range of infrared products from high performance MWIR and LWIR lenses and lens assemblies. ISP’s infrared lens assembly product line includes athermal lens systems used in cooled and un-cooled thermal imaging cameras. Manufacturing is performed in-house to provide precision optical components including spherical, aspherical and diffractive coated infrared lenses. ISP’s optics processes allow it to manufacture its products from all important types of infrared materials and crystals. Manufacturing processes include CNC grinding and CNC polishing, diamond turning, continuous and conventional polishing, optical contacting and advanced coating technologies.

For more information on LightPath and its businesses, please visit www.lightpath.com.

Information Regarding Preliminary Results

The preliminary estimated financial information contained in this press release reflects management’s estimates based solely upon information available to it as of the date of this press release and is not a comprehensive statement of our financial results for the fourth quarter and fiscal year ended June 30, 2021. We have provided ranges for the preliminary estimated financial results described above primarily because our financial closing procedures for the fourth quarter and fiscal year ended June 30, 2021 are not yet complete. The information presented above should not be considered a substitute for full audited consolidated financial statements for the fourth quarter and fiscal year ended June 30, 2021, once they become available, and should not be regarded as a representation by us or our management as to the actual financial results for the fourth quarter and fiscal year ended June 30, 2021. The ranges for the preliminary estimated financial results described above constitute forward-looking statements. The preliminary estimated financial information presented above is subject to change, and our actual financial results may differ from such preliminary estimates and such differences could be material. Accordingly, you should not place undue reliance upon these preliminary estimates.

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “guidance,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, and include, for example, statements related to the expected effects on the Company’s business from the novel coronavirus (“COVID-19”) pandemic. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the duration and scope of the COVID-19 pandemic and impact on the demand for the Company products; the ability of the Company to obtain needed raw materials and components from its suppliers; actions governments, businesses, and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps that the Company could take to reduce operating costs; the inability of the Company to sustain profitable sales growth, convert inventory to cash, or reduce its costs to maintain competitive prices for its products; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; the impact of leadership changes on our operations in China, including the impact of actions taken by our former leadership team; and those factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:
Sam Rubin, President & CEO	Al Miranda CFO	Jordan Darrow
LightPath Technologies, Inc	LightPath Technologies, Inc.	Darrow Associates, Inc.
Tel: 407-382-4003	Tel: 407-382-4003	Tel: 512-551-9296
srubin@lightpath.com	amiranda@lightpath.com	jdarrow@darrowir.com